WAIVER AND CONSENT AGREEMENT


         THIS WAIVER AND CONSENT AGREEMENT (the "Agreement") is made and entered into as of the 12th day of June, 1997 by and among TEXFI INDUSTRIES, INC., a corporation organized under the laws of Delaware (the "Borrower"), THE LENDERS signatory hereto (collectively, the "Lenders") and NATIONSBANK, N.A., a national banking association, as Agent (the "Agent").


                              STATEMENT OF PURPOSE


         The Borrower, the Lenders and the Agent are parties to a certain Credit Agreement dated as of March 15, 1996 (as heretofore amended and as modified hereby, the "Credit Agreement"), pursuant to which the Lenders have agreed to make, and have made, certain Loans to the Borrower. The Borrower has requested and the Agent and the Lenders have agreed to certain waivers of the terms of the Credit Agreement on the terms and conditions set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized Terms. All capitalized, undefined terms used in this Agreement shall have the meanings assigned thereto in the Credit Agreement.

         2. Waiver and Consent. The Agent and the Lenders hereby waive any Event of Default resulting from the failure by the Borrower to comply with Section 9.3 (Leverage Ratio) of the Credit Agreement as of the end of the first quarter and the end of the second quarter of the Borrower's 1997 fiscal year. This waiver and consent is limited to the extent described in this Paragraph 2 and shall not be construed to be a waiver, now or hereafter, of any other term of the Credit Agreement or the Loan Documents.

         3. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Agent the Lenders as follows:

            (a) The Borrower has no defenses, offsets or counterclaims against the Agent or the Lenders relating to the Credit Agreement or the other Loan Documents.

            (b) The Borrower has full power and lawful authority to execute, deliver and perform this Agreement; and

            (c) Upon the effectiveness of this Agreement, no Default or Event of Default shall exist under the Credit Agreement or other Loan Documents.

         4. Conflict of Terms. In the event of the a conflict between the terms of this Agreement and the Credit Agreement or other Loan Documents, the terms of this Agreement shall govern.



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         5. Costs. The Borrower agrees to pay all reasonable costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Agent and the Lenders and agrees to save the Agent and the Lenders harmless from any and all such costs, expenses and liabilities.

         6. Counterparts. This Agreement may be executed in separate counterparts, and said counterparts taken together shall be deemed to constitute one and the same instrument. An executed copy of this Agreement delivered by telecopier shall be intended to have the same effect as an originally executed copy of this Agreement.

         7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed and delivered by their duly authorized officers on the day and year first above written.



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                                        BORROWER:

                                        TEXFI INDUSTRIES, INC.


                                        By:  __________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                        AGENT:

                                        NATIONSBANK, N.A.

                                        By:  __________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                      -3-
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                                        LENDERS:

                                        NATIONSBANK, N.A.


                                        By:  __________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                        MELLON BANK, N.A.


                                        By:  __________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:  __________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                        CORESTATES BANK, N.A.


                                        By:  __________________________________
                                             Name:_____________________________
                                             Title:____________________________

                                      -4-

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                                        FLEET BANK, NATIONAL ASSOCIATION


                                        By:  __________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                        NATIONAL BANK OF CANADA


                                        By:  __________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                        By:  __________________________________
                                             Name:_____________________________
                                             Title:____________________________



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